                                                                     EXHIBIT 4.3


--------------------------------------------------------------------------------




                                 ANTHEM, INC.,
                                             as Issuer

                                      TO

                                --------------
                                             as Trustee




                                   Indenture



                            Dated as of _ __, 2001


                                  DEBENTURES



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                  ----------

                                                                                         Page
                                                                                         ----
Parties...............................................................................    1

Recitals of the Company...............................................................    1

                                             ARTICLE I

                              DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   Definitions............................................................    1
               Affiliate..............................................................    1
               Board of Directors.....................................................    1
               Board Resolution.......................................................    1
               Business Day...........................................................    1
               Capital Stock..........................................................    2
               Common Stock...........................................................    2
               Company Order..........................................................    2
               Corporate Trust Office.................................................    2
               Debentureholder........................................................    2
               Debentures.............................................................    2
               Default................................................................    2
               Deferral Period........................................................    2
               Designated Senior Indebtedness.........................................    2
               Exchange Act...........................................................    2
               Indenture..............................................................    2
               Interest Payment Date..................................................    3
               Issue Date.............................................................    3
               Office.................................................................    3
               Agency.................................................................    3
               Officer................................................................    3
               Officer's Certificate..................................................    3
               Opinion of Counsel.....................................................    3
               Paying Agent...........................................................    3
               Person.................................................................    3
               Predecessor Debentures.................................................    3
               Record Date............................................................    3
               Redemption Date........................................................    4
               Redemption Price.......................................................    4
               Regular Record Date....................................................    4
               Responsible Officer....................................................    4
               SEC....................................................................    4
               Securities Act.........................................................    4
               Senior Indebtedness....................................................    4

               series..................................................................   5
               Special Record Date.....................................................   5
               Stated Maturity Date....................................................   5
               Subsidiary..............................................................   5
               TIA.....................................................................   5
               Trustee.................................................................   5
               U.S. Government Obligations.............................................   5
SECTION 1.2.   Other Definitions.......................................................   5
SECTION 1.3.   Incorporation by Reference of TIA.......................................   6
SECTION 1.4.   Rules of Construction...................................................   6
SECTION 1.5.   Acts of Holders and Holders of Debentures...............................   7

                                         ARTICLE II

                                       THE DEBENTURES

SECTION 2.1.   Amount Unlimited; Issuable in Series....................................   8
SECTION 2.2.   Payment of Principal and Interest.......................................  10
SECTION 2.3.   Execution, Authentication and Delivery..................................  12
SECTION 2.4.   Registrar and Paying and Conversion Agents..............................  14
SECTION 2.5.   Paying Agent to Hold Money in Trust.....................................  15
SECTION 2.6.   Debentureholder Lists...................................................  15
SECTION 2.7.   Transfer and Exchange...................................................  16
SECTION 2.8.   Replacement Debentures..................................................  17
SECTION 2.9.   Outstanding Debentures; Determinations of Holders' Action...............  17
SECTION 2.10.  Temporary Debentures....................................................  18
SECTION 2.11.  Book-Entry System.......................................................  18
SECTION 2.12.  Cancellation............................................................  20
SECTION 2.13.  CUSIP Numbers...........................................................  20
SECTION 2.14.  Record Date.............................................................  21

                                        ARTICLE III

                                         REDEMPTION

SECTION 3.1.   Redemption; Notice to Trustee...........................................  21
SECTION 3.2.   Selection of Debentures to Be Redeemed..................................  21
SECTION 3.3.   Notice of Redemption....................................................  21
SECTION 3.4.   Effect of Notice of Redemption..........................................  22
SECTION 3.5.   Deposit of Redemption Price.............................................  23
SECTION 3.6.   Debentures Redeemed in Part.............................................  23

                                         ARTICLE IV

                                         COVENANTS

SECTION 4.1.   Payment of Principal, Premium and Interest..............................  23
SECTION 4.2.   Limitation on Dividends.................................................  24

SECTION 4.3.    Periodic Reports to Trustee...................................................  25
SECTION 4.4.    Compliance Certificates.......................................................  25
SECTION 4.5.    Further Instruments and Acts..................................................  25
SECTION 4.6.    Statement by Officers as to Default...........................................  26

                                                ARTICLE V

                                          SUCCESSOR CORPORATION

SECTION 5.1.    When the Company May Merge, Etc...............................................  26

                                            ARTICLE VI

                                       DEFAULTS AND REMEDIES

SECTION 6.1.    Events of Default.............................................................  27
SECTION 6.2.    Acceleration..................................................................  28
SECTION 6.3.    Other Remedies................................................................  29
SECTION 6.4.    Waiver of Past Defaults.......................................................  29
SECTION 6.5.    Control by Holders............................................................  29
SECTION 6.6.    Limitation on Suits...........................................................  30
SECTION 6.7.    Unconditional Right of Holders to Receive Principal, Premium and Interest.....  30
SECTION 6.8.    Collection Suits by the Trustee...............................................  31
SECTION 6.9.    Trustee May File Proofs of Claim..............................................  31
SECTION 6.10.   Priorities....................................................................  32
SECTION 6.11.   Undertaking for Costs.........................................................  32

                                            ARTICLE VII

                                            THE TRUSTEE

SECTION 7.1.    Duties and Responsibilities of the Trustee....................................  33
SECTION 7.2.    Rights of the Trustee.........................................................  34
SECTION 7.3.    Not Responsible for Recitals or Issuances of Debentures.......................  35
SECTION 7.4.    May Hold Debentures...........................................................  35
SECTION 7.5.    Notice of Defaults............................................................  35
SECTION 7.6.    Reports by Trustee to Holders.................................................  36
SECTION 7.7.    Compensation and Indemnity....................................................  36
SECTION 7.8.    Eligibility; Disqualification.................................................  37
SECTION 7.9.    Resignation and Removal; Appointment of Successor.............................  37
SECTION 7.10.   Acceptance of Appointment by Successor........................................  39
SECTION 7.11.   Successor Trustee by Merger...................................................  40

                                           ARTICLE VIII

                     SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 8.1.    Satisfaction and Discharge of Indenture......................................   40

SECTION 8.2.   Application by Trustee of Funds Deposited for Payment of Debentures.......   42
SECTION 8.3.   Repayment of Moneys Held by Paying Agent..................................   42
SECTION 8.4.   Return of Moneys Held by the Trustee and Paying Agent Unclaimed for Two
                  Years..................................................................   42

                                           ARTICLE IX

                                    SUPPLEMENTAL INDENTURES

SECTION 9.1.   Supplemental Indentures Without Consent of Holders........................   43
SECTION 9.2.   Supplemental Indentures with Consent of Holders...........................   44
SECTION 9.3.   Compliance with Trust Indenture Act.......................................   45
SECTION 9.4.   Revocation and Effect of Consents, Waivers and Actions....................   45
SECTION 9.5.   Notation on or Exchange of Debentures.....................................   46
SECTION 9.6.   Execution of Supplemental Indentures......................................   46
SECTION 9.7.   Effect of Supplemental Indentures.........................................   46

                                           ARTICLE X

                                         SINKING FUNDS

SECTION 10.1.  Applicability of Article..................................................   47
SECTION 10.2.  Satisfaction of Sinking Fund Payments with Debentures.....................   47
SECTION 10.3.  Redemption of Debentures for Sinking Fund.................................   48

                                           ARTICLE XI

                                  MEETINGS OF DEBENTUREHOLDERS

SECTION 11.1.  Purposes for Which Meetings May Be Called.................................   48
SECTION 11.2.  Call, Notice and Place of Meetings........................................   48
SECTION 11.3.  Persons Entitled to Vote at Meetings......................................   49
SECTION 11.4.  Quorum; Action............................................................   49
SECTION 11.5.  Determination of Voting Rights; Conduct and Adjournment of Meetings.......   50
SECTION 11.6.  Counting Votes and Recording Action of Meetings...........................   51

                                          ARTICLE XII

                                  SUBORDINATION OF DEBENTURES

SECTION 12.1.  Debentures Subordinate to Senior Indebtedness.............................   51
SECTION 12.2.  No Payment in Certain Circumstances, Payment over of Proceeds upon
                  Dissolution, Etc.......................................................   51
SECTION 12.3.  Prior Payment to Senior Indebtedness upon Acceleration of the Debentures..   53
SECTION 12.4.  Payment Permitted If No Default...........................................   54
SECTION 12.5.  Subrogation to Rights of Holders of Senior Indebtedness...................   54
SECTION 12.6.  Provisions Solely to Define Relative Rights...............................   54

SECTION 12.7.    Trustee to Effectuate Subordination.......................................  55
SECTION 12.8.    No Waiver of Subordination Provisions.....................................  55
SECTION 12.9.    Notice to Trustee.........................................................  55
SECTION 12.10.   Reliance on Judicial Order or Certificate of Liquidating Agent............  56
SECTION 12.11.   Trustee Not Fiduciary for Holders of Senior Indebtedness..................  56
SECTION 12.12.   Reliance by Holders of Senior Indebtedness on Subordination Provisions....  57
SECTION 12.13.   Rights of Trustee as Holder of Senior Indebtedness; Preservation of
                     Trustee's Rights......................................................  57
SECTION 12.14.   Article Applicable to Paying Agents.......................................  57

                                           ARTICLE XIII

                                          MISCELLANEOUS

SECTION 13.1.    Trust Indenture Act Controls..............................................  57
SECTION 13.2.    Notices...................................................................  58
SECTION 13.3.    Communication by Holders with Other Holders...............................  59
SECTION 13.4.    Certificate and Opinion as to Conditions Precedent........................  59
SECTION 13.5.    Statements Required in Certificate or Opinion.............................  59
SECTION 13.6.    Severability Clause.......................................................  60
SECTION 13.7.    Rules by Trustee, Paying Agent and Registrar..............................  60
SECTION 13.8.    Legal Holidays............................................................  60
SECTION 13.9.    Governing Law.............................................................  60
SECTION 13.10.   No Recourse Against Others................................................  60
SECTION 13.11.   Successors and Assigns....................................................  61
SECTION 13.12.   Counterparts..............................................................  61
SECTION 13.13.   No Adverse Interpretation of Other Agreements.............................  61
SECTION 13.14.   Table of Contents, Headings, Etc..........................................  61
SECTION 13.15.   Benefits of the Indenture.................................................  61

                    ......................................

                            Anthem, Inc. Indenture
                Certain Sections of this Indenture relating to
          Sections 310 through 318 of the Trust Indenture Act of 1939

 Trust Indenture Act
       Section                                                                   Indenture Section
(S)310(a)(1)            .......................................................  2.3; 7.8
      (a)(2)            .......................................................  2.3; 7.8
      (a)(3)            .......................................................  Not Applicable
      (a)(4)            .......................................................  Not Applicable
      (a)(5)            .......................................................  Not Applicable
      (b)               .......................................................  7.8; 7.9
      (c)               .......................................................  Not Applicable
(S)311(a)               .......................................................  Not Applicable
      (b)               .......................................................  Not Applicable
      (c)               .......................................................  Not Applicable
(S)312(a)               .......................................................  2.6
      (b)               .......................................................  13.3
      (c)               .......................................................  13.3
(S)313(a)               .......................................................  7.6
      (b)(1)            .......................................................  Not Applicable
      (b)(2)            .......................................................  Not Applicable
      (c)               .......................................................  7.6
      (d)               .......................................................  7.6
(S)314(a)               .......................................................  4.3; 4.4
      (b)               .......................................................  Not Applicable
      (c)(1)            .......................................................  2.3; 13.4; 13.5
      (c)(2)            .......................................................  2.3; 13.4; 13.5
      (c)(3)            .......................................................  Not Applicable
      (d)               .......................................................  Not Applicable
      (e)               .......................................................  13.5
                        .......................................................  Not Applicable
(S)315(a)               .......................................................  7.1(b); 7.2
      (b)               .......................................................  7.2; 7.4; 13.2
      (c)               .......................................................  7.1(a); 7.2
      (d)               .......................................................  7.1(c); 7.2
      (e)               .......................................................  6.11
(S)316 (a)(1)(A)        .......................................................  6.5
      (a)(1)(B)         .......................................................  6.2; 6.4
      (a)(2)            .......................................................  Not Applicable
      (a)(last          .......................................................  2.9
         sentence)
      (b)               .......................................................  6.7
      (c)               .......................................................  1.5
(S)317(a)(1)            .......................................................  6.8
      (a)(2)            .......................................................  6.9
      (b)               .......................................................  2.5
(S)318(a)               .......................................................  13.1
      (b)               .......................................................  Not Applicable
      (c)               .......................................................  13.1

-------------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE, dated as of ___, 2001, by and between Anthem, Inc., a corporation duly organized and existing under the laws of the State of Indiana, or any successor thereto (the "Company"), and [___________], [a ________ banking corporation], as trustee (the "Trustee").

         Whereas, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated Debentures (as hereinafter defined), and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

         Whereas, all things necessary to make the Debentures, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, enforceable in accordance with its terms, have been done.

         Now Therefore:

         Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as hereinafter defined) of the securities issued hereunder:

                                   ARTICLE I

                  Definitions and Incorporation by Reference

SECTION 1.1.      Definitions.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" and "under common control with" have meanings correlative to the foregoing.

         "Board of Directors" means either the Board of Directors of the Company or the Executive Committee of such Board or any other committee of such Board duly authorized to act generally or in any particular respect for the Board hereunder.

         "Board Resolution" means (i) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, (ii) a copy of a unanimous written consent of the Board of Directors or (iii) a certificate signed by the authorized officer or officers to whom the Board of Directors has delegated its authority, and in each case, delivered to the Trustee.

         "Business Day" means any day that is not a Saturday, a Sunday or day on which banking institutions and trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock or similar interests in other types of entities.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

         "Company Order" means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at ., Attention: ., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Debentureholder" or "Holder" means a Person in whose name a Debenture is registered on the Registrar's books.

         "Debentures" means any of the debentures of any series issued, authenticated and delivered under this Indenture, as the same may now or hereafter exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, substituted for or replaced.

         "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default pursuant to Section 6.1.

         "Deferral Period," with respect to any series of Debentures, means any period during which the Company elects to extend the interest payment period on such series of Debentures pursuant to Section 4.1(b); provided that a Deferral Period (or any extension thereof) may not extend beyond the Stated Maturity Date or the Redemption Date of any Debenture of such series and must end on an Interest Payment Date or, if the Debentures are redeemed, on an Interest Payment Date or the Redemption Date for such Debentures.

         "Designated Senior Indebtedness" means the Company's obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Indenture" means this indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Interest Payment Date," when used with respect to the Debentures of any series, means the date or dates in each year on which any interest on the Debentures of that series is paid or made available for payment.

         "Issue Date," with respect to a series of Debentures, means the date on which the Debentures of such series are originally authenticated and delivered under this Indenture.

         "Office" or "Agency," with respect to any Debentures, means an office or agency of the Company maintained or designated as a place of payment for such Debentures pursuant to Section 2.4 or, to the extent designated or required by
Section 2.4 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such corporation.

         "Officer's Certificate" means a certificate signed on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, that complies with the requirements of Sections 13.4 and 13.5 and is delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of legal counsel, who may be an employee of the Company, or any other legal counsel who shall be reasonably acceptable to the Trustee and provided that the General Counsel and the Assistant General Counsel of the Company shall be deemed to be reasonably acceptable to the Trustee, containing the applicable information specified in Sections 13.4 and 13.5.

         "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, and interest on the Debentures of any series on behalf of the Company.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Predecessor Debentures" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and for purposes of this definition, any Debenture authenticated and delivered under Section 2.8 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

         "Record Date," with respect to any series of the Debentures, means the Regular Record Date, the Special Record Date or any date set to determine the Holders of Debentures of such series entitled to vote, consent, make a request or exercise any other right associated with such Debentures.

         "Redemption Date," with respect to the Debentures of any series to be redeemed, means the date specified for the redemption thereof in accordance with the terms thereof and pursuant to Article 3 of this Indenture.

         "Redemption Price," with respect to the Debentures of any series to be redeemed, means the price at which such Debentures are to be redeemed in accordance with the terms thereof and pursuant to Article 3 of this Indenture.

         "Regular Record Date," with respect to an Interest Payment Date for the Debentures of any series, means the date specified for the determination of Holders of such Debentures entitled to receive the payment of interest on such Interest Payment Date.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor of the Trustee), including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable or rent or other obligations, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed in connection with any of the following: (a) any credit or loan agreement, note, bond, debenture or other written obligation of the Company, (b) all obligations of the Company for money borrowed, (c) any note or similar instrument issued by the Company in connection with the acquisition of any businesses, properties or assets of any kind, (d) the Company's leasing real or personal property (i) under leases, if all or a portion of the lessee's rental obligations are required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or (ii) under leases, participation agreements, guarantees or similar documents entered into by the Company in connection with the leasing of real or personal property by the Company or any of the Subsidiaries which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property for a fixed price or otherwise guarantee a residual value of leased property to the lessor or a third party, whether or not such lease is properly classified as a operating or capital lease in accordance with generally accepted accounting principles, (e) any interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements, (f) any letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing, (g) any deferred purchase price of property or services, (h) all obligations of the type referred to in the above clauses of another Person and any dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on the Company's property, and (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (h) of this paragraph; provided, however, that "Senior Indebtedness" shall not include (x) the Debentures, (y) any other indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to the Debentures or (z) any trade accounts payable or accrued liabilities arising in the ordinary course of business from the purchase of goods or services.

         A "series" of Debentures means all Debentures denoted as part of the same series authorized by or pursuant to a particular Board Resolution or a supplemental indenture.

         "Special Record Date" for the payment of any Defaulted Interest on the Debentures of any series means the date determined pursuant to Section 2.2.

         "Stated Maturity Date," with respect to the Debentures of any series, means the date specified for such Debentures as the date on which the principal of such Debenture is due and payable.

         "Subsidiary" means any corporation, association, partnership, trust, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or the governing individuals or body thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries, or (iii) one or more Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the Person named as "Trustee" in the first paragraph of this Indenture, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor, and if at any time there is more than one such Person, "Trustee" as used with respect to Debentures of any series shall mean the Trustee with respect to Debentures of that series.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

SECTION 1.2.   Other Definitions.

       Term                                                 Defined in Section

"Act"                   .................................         1.5
"Bankruptcy Law"        .................................         6.1
"Conversion Agent"      .................................         2.4
"Custodian"             .................................         6.1
"Defaulted Interest"    .................................         2.2
"Depository"            .................................         2.11
"Event of Default"      .................................         6.1
"Global Debenture"      .................................         2.11
"Legal Holiday"         .................................        13.8
"Notice of Default"     .................................         6.1
"Register"              .................................         2.4
"Registrar"             .................................         2.4
"Successor"             .................................         5.1


SECTION 1.3.   Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Debentures.

         "indenture security holder" means a Debentureholder or Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Debentures means the Company and any other successor obligor on the Debentures.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions.

SECTION 1.4.   Rules of Construction.

         Unless the context otherwise requires:

         (a) each capitalized term has the meaning assigned to it and shall include the plural as well as the singular, as applicable;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

         (c)   "or" is not exclusive;

          (d)  "including" means including, but not limited to;

          (e) words in the singular include the plural, and words in the plural include the singular;

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (g) references to sections of or rules under the Securities Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 1.5.   Acts of Holders and Holders of Debentures.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders or by holders of Debentures may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or holders of Debentures, as applicable, in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders or holders of Debentures signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a Global Debenture, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a Global Debenture may provide its proxy or proxies to the beneficial owners of interests in any such Global Debenture through such Depository's standing instructions and customary practices.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     (c)  The ownership of Debentures shall be proved by the Register.

     (d) Any Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

          (e) If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such Act, but the Company shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such Act, and for that purpose the outstanding Debentures shall be computed as of such Record Date.

                                  ARTICLE II

                                The Debentures

SECTION 2.1.   Amount Unlimited; Issuable in Series.

          The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

          The Debentures may be issued in one or more series in an amount not to exceed the aggregate principal amount of Debentures of that series from time to time authorized by or pursuant to a Board Resolution, or established pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of a particular series.

          With respect to any Debentures of each series to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution, and set forth in an Officer's Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debentures of such series:

          (a) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

          (b) any limit upon the aggregate principal amount of the Debentures of that series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of that series);

          (c) the Stated Maturity Date or Dates, which may be serial, and the Company's option, if any, to change the Stated Maturity Date or Dates;

          (d) the rate or rates (which may be fixed or variable) at which the Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any;

          (e) the basis upon which interest shall be computed if other than a 360-day year composed of twelve 30-day months;

          (f) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination and frequency of such Interest Payment Dates and the Regular Record Dates therefor;

          (g) the right, if any, to extend the interest payment periods and the duration of any such Deferral Period, including the maximum consecutive period during which interest payment periods may be extended;

          (h) Issue Date or Dates;

          (i) authorized denominations;

          (j) the place or places for the payment of principal and premium, if any, and interest;

          (k) the date or dates on which or the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series may be redeemed, in whole or in part, at the option of the Company;

          (l) the obligation, if any, of the Company to redeem or purchase Debentures of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a Holder and the date or dates on which or the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (m) the form of the Debentures of the series, including the form of the Certificate of Authentication for such series;

          (n) the right or obligation of any Holder or the Company to convert or exchange any Debenture into other securities of the Company and the terms and conditions of any such conversion or exchange and, if so provided, the terms and conditions upon which such conversion or exchange will be effected, including, the conversion or exchange price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the Holder or the Company, the events requiring adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of redemption of the Debenture of any series and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Debentures or the administration thereof;

          (o) whether the Debentures are issuable as a Global Debenture and, in such case, the identity of the Depository for such series;

          (p) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture); and

          (q) any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of such series.

         The Debentures shall be subordinated in right of payment to Senior Indebtedness as provided in Article XII.

         The Debentures of any series and the Trustee's Certificate of Authentication to be borne by such Debentures shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution and as set forth in an Officer's Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Debentures of that series may be listed, or to conform to usage, all as may be determined by the Officers executing such Debentures, as evidenced by their execution of such Debentures.

         All Debentures of any one series shall be substantially identical except as may otherwise be provided by the Company in or pursuant to the Board Resolution and set forth in the Officer's Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Debentures. The terms of the Debentures of any series may provide, but are not so limited that the Debentures shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Officer's Certificate or supplemental indenture (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Officer's Certificate or any applicable supplemental indenture, such terms and conditions of the Debentures of such series as are specified in such Officer's Certificate or supplemental indenture. All Debentures of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Debentures of such series or to establish additional terms of such series of Debentures.

         If any of the terms of the Debentures of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer's Certificate setting forth the terms of such series.

SECTION 2.2.      Payment of Principal and Interest.

         Unless otherwise specified pursuant to Section 2.1(e), interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months.

         Unless otherwise provided with respect to a series of Debentures,

         (a) the principal and Redemption Price of and interest on each Debenture shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts;

         (b) the principal and Redemption Price of any Debenture and interest payable on the Stated Maturity Date (if other than an Interest Payment
     Date) or Redemption Date
     shall be payable upon surrender of such Debenture at the Office or Agency of any Paying Agent therefor; and

         (c) interest on any Debenture shall be paid on each Interest Payment Date therefor, such interest to be payable by check mailed to the address of the Person entitled thereto as such address appears on the Register; provided however, that (i) at the written request of any Holder of at least $100,000,000 aggregate principal amount of Debentures received by the Registrar not later than the Regular Record Date for such Interest Payment Date, interest accrued on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder specified in such request and entered on the Register by the Registrar and (ii) payments made in respect of Global Debentures shall be made in immediately available funds to the Depository.

         Except as specified pursuant to Section 2.1 or Section 4.1(b), interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest. Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) and (ii) below:

                 (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall, not less than 25 Business Days prior to the date of the proposed payment, notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent in the Paying Agent's sole discretion for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. The Special Record Date for the payment of such Defaulted Interest shall be the close of business not more than 15 nor less than 10 days prior to the date of the proposed payment. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders thereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                 (ii) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Paying Agent.

         Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, which were carried by such other Debenture.

         If any convertible Debenture of any series is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture with respect to which the Stated Maturity Date is prior to such Interest Payment Date), interest that is due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Debenture that is converted, interest shall not be payable if the Regular Record Date is after the date of conversion of such Debenture.

SECTION 2.3.      Execution, Authentication and Delivery.

         (a) The Debentures shall be executed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, its President or one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers. The signature of any such Officer on the Debentures may be manual or facsimile.

         (b) Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

         (c) No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a Certificate of Authentication duly executed by the Trustee by manual signature of an authorized signatory, and such Certificate of Authentication upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and made available for delivery hereunder.

         (d) The Trustee shall authenticate and deliver Debentures of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

                 (i)    a Board Resolution as required by Section 2.1;

                 (ii) a Company Order requesting the authentication and delivery of such Debentures;

                 (iii) an Officer's Certificate or, unless previously delivered, a supplemental indenture hereto setting forth the form of such Debentures and, except as set forth in a Board Resolution, establishing the terms thereof;

                 (iv) such Debentures, executed on behalf of the Company in accordance with clause (a) of this Section;

                 (v)    an Opinion of Counsel to the effect that:

                        (1) the form or forms and the terms of such Debentures have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

                        (2) such Debentures, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement to laws relating to or affecting generally the enforcement of creditors' rights, including bankruptcy and insolvency laws, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                        (3)    any supplemental indenture referred to in clause
                 (iii) above has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company, enforceable in accordance with its terms, subject as to enforcement to laws relating to or affecting generally the enforcement of creditors' rights, including, bankruptcy and insolvency laws, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                        (4) all consents, approvals and orders of any commission, governmental authority or agency required in connection with the issuance and delivery of such Debentures have been obtained; and

                 (vi)   an Officer's Certificate delivered in accordance with
         13.4 and certifying that no Default or Event of Default has occurred and is continuing.

         The Trustee shall have the right to decline to authenticate and deliver any Debentures under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

         (e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent. Each authenticating agent shall be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the TIA to act as trustee under an indenture qualified under the TIA, is authorized under applicable law and by its charter to act as an authenticating agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the TIA) of at least $50,000,000. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an authenticating agent. The Company shall pay any authenticating agent appointed by the Trustee reasonable compensation for its services. The provisions set forth in Sections 7.2, 7.3 and 7.7 shall be applicable to any authenticating agent.

         (f) If all the Debentures of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer's Certificate at the time of issuance of each Debenture, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Debenture of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Debentures of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Debentures continue to have been complied with.

SECTION 2.4.      Registrar and Paying and Conversion Agents.

         The Company shall maintain or cause to be maintained, in The City of New York, an Office or Agency where the Debentures may be presented for registration of transfer or for exchange ("Registrar"), a Paying Agent at whose Office the Debentures may be presented or surrendered for payment, a conversion agent at whose Office the Debentures may be presented and surrendered in the event of a conversion or exchange ("Conversion Agent"), and an Office or Agency where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Debentures and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents and Conversion Agents. The term Registrar includes any additional registrar, the term Paying Agent includes any additional paying agent and the term Conversion Agent includes any additional conversion agent.

         Unless otherwise specified in or pursuant to this Indenture or the Debentures, the Trustee shall be the initial Registrar and Paying Agent for each series of Debentures. The Company shall have the right to remove and replace with or without cause from time to time the Registrar or Paying Agent for any series of Debentures; provided that no such removal or replacement shall be effective until a successor Registrar or Paying Agent, as the case may be, with respect to such series of Debentures shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Registrar with respect to a series of

Debentures, it shall have the right to examine the Register for such series at all reasonable times. There shall be only one Register for each series of Debentures.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar (if not the Company or the Trustee or an Affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee and to the Holders of any change of location of the Office or Agency of such Registrar, Paying Agent, Conversion Agent or co-Registrar. If at any time the Company shall fail to maintain or cause to be maintained any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2 hereof. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Affiliate of the Company may act as Paying Agent, Registrar, Conversion Agent or co-Registrar or agent for service of notices and demands.

         The Company may also from time to time designate one or more other Offices or Agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee and to the Holders of any such designation or rescission and of any change in location of any such other Office or Agency.

SECTION 2.5.      Paying Agent to Hold Money in Trust.

         Except as otherwise provided herein, prior to 10:00 a.m. New York City time on each due date of the principal of and premium, if any, and interest on any Debenture, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall (i) hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, and interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment; and (ii) at any time during the continuance of any such default, upon the request of the Trustee, pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders.

SECTION 2.6.      Debentureholder Lists.

         The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Debentureholders and shall otherwise comply with TIA Section 312. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Debentureholders.

SECTION 2.7.      Transfer and Exchange.

         When Debentures are presented to the Registrar or a co-Registrar with a request to register the transfer thereof or to exchange them for an equal principal amount of Debentures of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Debentures, all at the Registrar's request.

         Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or his attorney duly authorized in writing.

         The Company shall not require payment of a service charge for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of the transfer or exchange of Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) any Debenture for a period beginning at the opening of business 15 days before the mailing or first publication of a notice of redemption of Debentures of such series to be redeemed and ending at the close of business on the day of such mailing or (b) any Debenture selected, called or being called for redemption, except, in the case of any Debenture to be redeemed in part, the portion thereof not to be redeemed.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         Prior to due presentment for the registration of a transfer of any Debenture, the Company, the Trustee, the Registrar and any other agent may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and premium, if any, and interest on such Debentures and for all other purposes, and none of the Company, the Trustee, the Registrar or any other agent shall be affected by notice to the contrary.

         Each Debentureholder agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer or exchange of such Holder's Debenture in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

SECTION 2.8.      Replacement Debentures.

         If (a) any mutilated Debenture is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company and the Trustee such Debenture or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute in exchange for any such mutilated Debenture, or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Trustee shall authenticate and make such new Debenture available for delivery.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.

         Upon the issuance of any new Debentures under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

         Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company (whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable) and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 2.9.      Outstanding Debentures; Determinations of Holders' Action.

         Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those mutilated, destroyed, lost or stolen Debentures referred to in Section 2.8, those redeemed by the Company pursuant to Article 3, and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Company or a Subsidiary or Affiliate thereof holds the Debenture; provided, however, that in determining whether the Holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or a Subsidiary or Affiliate shall be disregarded and deemed not to be outstanding.

         Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 3, 6 and 9).

         If a Debenture is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

         If the principal amount of any Debenture is paid under Section 4.1, it ceases to be outstanding and interest on such Debenture shall cease to accrue.

         If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at the Stated Maturity Date or on a Redemption Date, money sufficient to pay all of the principal, premium, if any, and interest on the Debentures payable on that date, then immediately on the Stated Maturity Date or such Redemption Date, as the case may be, such Debentures shall cease to be outstanding, and interest, if any, on such Debentures shall cease to accrue.

SECTION 2.10.     Temporary Debentures.

         The Company may execute temporary Debentures, and upon the Company's Order, the Trustee shall authenticate and make such temporary Debentures available for delivery. Temporary Debentures shall be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, in the same series and principal amount and of like tenor as the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures. Such temporary Debentures may be in global form.

         Except in the case of temporary Debentures in global form, which shall be exchanged in accordance with the provisions thereof, after the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures of the same series upon surrender of the temporary Debentures at the Office or Agency of the Company designated for such purpose pursuant to Section 2.4, without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute a like principal amount of definitive Debentures of the same series of authorized denominations, and the Trustee, upon receipt of a Company Order, shall authenticate and make such Debentures available for delivery in exchange therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

SECTION 2.11.     Book-Entry System.

         In order to utilize a book-entry-only system for all or any portion of the Debentures of any series, all or a portion of the Debentures of any series may be issued in the form of one or more fully registered Debentures of the same series for the aggregate principal amount of such Debentures (a "Global Debenture"), which Global Debenture shall be registered in the name of the depository (the "Depository") selected by the Company or in the name of such Depository's nominee. The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Debentures. The Trustee is authorized to enter into a letter of representation with DTC on a form provided to the Trustee by the Company and to act in accordance with such letter. Each Global Debenture shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and shall bear a legend substantially to the following effect:

         "THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES."

         Notwithstanding any other provision of this Section or of Section 2.7, a Global Debenture may be transferred in whole but not in part and in the manner provided in Section 2.7, only by a nominee of the Depository for such series, or by the Depository or any such nominee of a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

         If (a) at any time the Depository for Global Debentures of any series of Debentures notifies the Company that it is unwilling or unable to continue as Depository for such Global Debentures or if at any time the Depository for such Global Debentures shall no longer be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depository for such Global Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (b) the Company determines in its sole discretion that the Debentures of any series shall no longer be represented by one or more Global Debentures and delivers to the Trustee an Officer's Certificate evidencing such determination, then the provisions of this Section shall no longer apply to the Debentures of such series. In such event, the Company will execute and the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series and of like tenor in definitive registered form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debentures. Upon the exchange of Global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debentures shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for Global Debentures pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered.

      Except as provided above or as provided in any supplemental indenture, owners of beneficial interests in a Global Debenture shall not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.

      Members of or participants in the Depository shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository, and such Depository or its nominee, as the case may be, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the Holder of such Global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its members or participants, the operation of customary practices governing exercise of the rights of a Holder of any Debenture, including but not limited to the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

SECTION 2.12. Cancellation.

      All Debentures surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. The Company may not reissue or issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, and the Trustee shall upon written request deliver a certificate to the Company of such disposition.

SECTION 2.13. CUSIP Numbers.

      The Company in issuing the Debentures may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14. Record Date.

      The Record Date for purposes of determining the identity of Debentureholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

                                  ARTICLE III

                                  REDEMPTION

SECTION 3.1.  Redemption; Notice to Trustee.

      (a) The Company may redeem the Debentures of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.1.

      (b) If any or all of the Debentures are to be redeemed pursuant to this Section, the Company shall deliver to the Trustee no more than 60 and no less than 45 days prior to the Redemption Date a Company Order specifying the series and principal amount of Debentures to be redeemed and the Redemption Date, Redemption Price and any of the other information to be provided pursuant to
Section 3.3 for such Debentures. Such Company Order shall be accompanied by a Board Resolution authorizing such redemption.

SECTION 3.2.  Selection of Debentures to Be Redeemed.

      If less than all the outstanding Debentures of a series are to be redeemed at any time, the Trustee shall select the Debentures of such series to be redeemed by lot or by any other method the Trustee considers fair and appropriate. Such method of redemption shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed. The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Debentures of such series not previously called for redemption. The Trustee shall notify the Company promptly in writing of the Debentures or portions of Debentures to be redeemed and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.3.  Notice of Redemption.

      At least 30 days but not more than 60 days before the Redemption Date, the Trustee, in the Company's name and at the Company's expense, shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed at such Holder's last address as it appears in the Register.

      The notice of redemption shall identify the Debentures to be redeemed, the provision of the Debentures or this Indenture pursuant to which the Debentures called for redemption are being redeemed and shall state:

      (a)  the Redemption Date;

      (b)  the Redemption Price;

      (c)  the name and address of the Paying Agent;

      (d) that payment of the Redemption Price of Debentures called for redemption will be made only upon surrender of such Debentures to the Paying Agent;

      (e) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

      (f) that, unless the Company defaults in paying the Redemption Price of the Debentures called for redemption, including accrued interest thereon to the Redemption Date, interest will cease to accrue on such Debentures on and after the Redemption Date;

      (g)  that the redemption is for a sinking fund, if such is the case;

      (h) in the case of Debentures of any series that are convertible or exchangeable into Capital Stock, the conversion or exchange price or rate, the date or dates on which or the period or periods during which the right to convert or exchange the principal of the Debentures of such series to be redeemed will commence or terminate and the place or places where such Debentures may be surrendered for conversion or exchange; and

      (i)  the CUSIP numbers, if any.

      Any notice of redemption given in the manner provided herein shall be conclusively presumed to have been given, whether or not such notice is actually received. Failure to mail any notice or defect in the mailed notice or the mailing thereof in respect of any Debenture shall not affect the validity of the redemption of any other Debenture.

SECTION 3.4.  Effect of Notice of Redemption.

      After notice of redemption has been given, Debentures called for redemption shall become due and payable on the Redemption Date at the Redemption Price and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Debentures shall cease to bear interest. Upon the later of the Redemption Date and the date such Debentures are surrendered to the Paying Agent, such Debentures shall be paid at the Redemption Price, plus accrued interest to the Redemption Date, provided that installments of interest on Debentures with an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, registered as such at the close of business on the Regular Record Dates therefor according to their terms and provisions.

SECTION 3.5.  Deposit of Redemption Price.

      Prior to 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is the Paying Agent, shall segregate and hold in trust or cause such Affiliate to segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed on that Redemption Date. The Paying Agent shall return to the Company any money in excess of the amount sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed and any interest accrued on the amount deposited pursuant to this Section.

SECTION 3.6.  Debentures Redeemed in Part.

      Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder a new Debenture of the same series and in a principal amount equal to the unredeemed portion of such Debenture.

                                  ARTICLE IV

                                   COVENANTS

SECTION 4.1.  Payment of Principal, Premium and Interest.

      (a) The Company shall pay or cause to be paid the principal of and premium, if any, and interest (including interest accruing during any Deferral Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Debentures on or prior to the dates and in the manner provided in such Debentures or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable due date if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. With respect to any Debenture, the Company shall pay interest on overdue principal and interest on overdue installments of interest (including interest accruing during any Deferral Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate accruing on such Debenture, compounded with the same frequency as interest is payable on such Debentures. Interest on overdue interest shall accrue from the date such amounts become overdue.

      (b) Notwithstanding the provisions of Section 4.1(a) or any other provision herein to the contrary, the Company shall have the right, as provided in an Officer's

Certificate or supplemental indenture issued pursuant to Section 2.1, in its sole and absolute discretion at any time and from time to time while the Debentures of any series are outstanding, so long as no Event of Default with respect to such series of Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period for such series of Debentures for the maximum consecutive period, if any, specified for such series of Debentures, provided that such Deferral Period (or any extension thereof) may not extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series, and must end on an Interest Payment Date or, if the Debentures are redeemed, on an Interest Payment Date or the Redemption Date for such Debentures, and provided further that at the end of each Deferral Period the Company shall pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law at the rate accruing on such Debentures). Prior to the termination of a Deferral Period, the Company may shorten or may further extend the interest payment period for such series of Debentures, provided that such Deferral Period together with all such previous and further extensions may not exceed the maximum consecutive period specified for such series of Debentures, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series. The Company shall give the Trustee written notice of the Company's election to begin a Deferral Period for any series of Debentures and any shortening or extension thereof at least five Business Days prior to the earlier of (i) the date the interest on such Debentures is payable or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of Debentures of the record date or the date such interest is payable, but in any event not less than five Business Days prior to such record date. The Company shall give or cause the Trustee to give notice (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin a Deferral Period to the Holders by first class mail, postage prepaid.

SECTION 4.2.  Limitation on Dividends.

      If at such time (a) there shall have occurred an event of which an Officer of the Company has actual knowledge that is, or after notice or passage of time, or both, would be, an Event of Default or (b) the Company shall have given notice of its election to begin a Deferral Period as provided in this Indenture and shall not have rescinded such notice, and such Deferral Period shall be continuing, the Company covenants that the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes common and preferred stock) other than stock dividends which consist of stock of the same class as that on which the dividends are being paid, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem or make any other payment in respect of any debt securities of the Company that rank pari passu with or junior in interest to the Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Debentures. Restrictions referred to in clauses (i) through (iii) of this Section 4.2 shall not apply to: (A) dividends or distributions in shares of, or warrants or rights to subscribe for or purchase shares of, the Company's Capital Stock, (B) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock, other securities, cash or other assets, under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(C) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (D) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged or (E) purchases or acquisitions of shares of the Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking expressly by its terms pari passu with or junior in interest to the Debentures).

SECTION 4.3.  Periodic Reports to Trustee.

      The Company shall provide to the Trustee such documents, reports and information as required by Section 314 of the TIA (if any) and the compliance certificate required by Section 314 of the TIA in the form, in the manner and at the times required by Section 314 of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 4.4.  Compliance Certificates.

      (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officer's Certificate stating whether or not the signer knows of any Default or Event of Default. Such certificate shall contain a certification from the Officer signing the certificate as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If such Officer does know of such a Default or Event of Default, the Officer's Certificate shall describe any such Default or Event of Default, and its status. Such Officer's Certificate need not comply with Sections 13.4 and 13.5.

      (b) The Company shall deliver to the Trustee any information reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

SECTION 4.5.  Further Instruments and Acts.

      Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.6.  Statement by Officers as to Default.

      The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer's Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

                                   ARTICLE V

                             Successor Corporation

SECTION 5.1.  When the Company May Merge, Etc.

      The Company may not (a) merge with or into or consolidate with, or (b) sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any Person, other than with respect to this clause
(b), a direct or indirect wholly-owned subsidiary of the Company, and no Person shall (x) merge with or into or consolidate with the Company, or (y) except in the case of any direct or indirect wholly-owned subsidiary of the Company, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to the Company, unless:

      (a) the Company is the surviving corporation or the Person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance shall have been made (the "Successor") if other than the Company (i) is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (ii) shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture;

      (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

      (c) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, assignment, transfer, lease or conveyance and such supplemental indenture comply with this Indenture.

      The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and become the obligor on the Debentures with the same effect as if the Successor had been named as the Company herein but, in the case of a sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company, the predecessor Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Debentures.

                                  ARTICLE VI

                             Defaults and Remedies


SECTION 6.1.  Events of Default.

      "Event of Default," wherever used herein with respect to Debentures of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer's Certificate establishing the terms of such series pursuant to this Indenture:

      (a) default in the payment, when due, of interest on any Debenture of that series and the default continues for a period of 30 days; provided, that during any Deferral Period for the Debentures of that series, failure to pay interest on the Debentures of that series shall not constitute a Default or Event of Default hereunder; or

      (b) default in the payment of the principal of or premium, if any, on any Debenture of such series when it becomes due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

      (c) default in the performance or breach of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in the performance or the breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Debentures), and continuance of such breach or default for a period of 90 days after receipt by the Company of a "Notice of Default"; or

      (d)  a court of competent jurisdiction enters:

              (i) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable Bankruptcy Law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (ii) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (iii) a final and non-appealable order appointing a Custodian of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

      (e)  the Company pursuant to or within the meaning of any Bankruptcy Law:
  (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days; (iv) makes a general assignment for the benefit of its creditors; or
  (v) admits in writing its inability to pay its debts generally as they become due; or

      (f) any other Event of Default provided in or pursuant to this Indenture with respect to Debentures of such series.

      The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

      A Default under clause (c) above is not an Event of Default until (i) the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures of that series at the time outstanding provide a "Notice of Default" to the Company (ii) the Company does not cure such Default within the time specified in clause (c) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

SECTION 6.2.  Acceleration.

      If any Event of Default with respect to the Debentures of any series other than an Event of Default under clause (d) or (e) of Section 6.1 occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures of that series then outstanding may declare the principal of, and any accrued interest on, all the Debentures of that series due and payable immediately. Upon any such declaration such series of Debentures shall become due and payable immediately. If an Event of Default specified in clause (d) or (e) of Section 6.1 occurs, the principal of, and any accrued interest on, all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders.

      The foregoing paragraph, however, is subject to the condition that if, at any time after the principal of the Debentures of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of that series and the principal of and premium, if any, on all Debentures of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate accruing on the Debentures of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.7, and any and all Defaults under the Indenture, other than the nonpayment of principal of and interest on Debentures of that series which shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.4, then and in every such case the Holders of at least a majority in aggregate principal amount of the Debentures of that series then outstanding, by written notice to the Company and to the Trustee, may on behalf of all of the Holders of such series of Debentures rescind and annul such declaration and its consequences with respect to that series of Debentures; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

SECTION 6.3.  Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may, in its own name or as trustee of an express trust, institute, pursue and prosecute any proceeding, including but not limited to, any action at law or suit in equity or other judicial or administrative proceeding to collect the payment of principal of or premium, if any, or interest on the Debentures of the series that is in default, to enforce the performance of any provision of the Debentures of that series or this Indenture or to obtain any other available remedy.

      The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of the Debentures in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4.  Waiver of Past Defaults.

      If a Default or Event of Default with respect to a series of Debentures has occurred and is continuing, the Holders of at least a majority in aggregate principal amount of the Debentures of that series at the time outstanding, by notice to the Trustee and the Company, may waive an existing Default or Event of Default and its consequences hereunder except (i) a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on any Debenture of that series (unless such Event of Default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Trustee) or (ii) a Default or Event of Default in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture of that series. When a Default or Event of Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5.  Control by Holders.

      The Holders of at least a majority in aggregate principal amount of the Debentures of a series at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, in respect of such series of Debentures. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Debentureholders or may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, including withholding notice to the Holders of the Debentures of a continuing Default (except in the payment of the principal of (other than any mandatory sinking fund payment) or premium, if any, or interest on any Debentures) if the Trustee considers it in the interest of the Holders of the Debentures to do so.

SECTION 6.6.   Limitation on Suits.

          Except as provided in Section 6.7, no Holder of Debentures of any series may pursue any remedy with respect to this Indenture or the Debentures unless:

          (a) the Holders of Debentures of such series give to the Trustee written notice stating that an Event of Default with respect to the corresponding Debentures of such series has occurred and is continuing;

          (b) the Holders of at least 25% in aggregate principal amount of the outstanding Debentures of that series make a written request to the Trustee to pursue a remedy;

          (c) the Holders of Debentures of such series provide to the Trustee security and indemnity reasonably satisfactory to the Trustee against any loss, liability or expense satisfactory to the Trustee;

          (d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security and indemnity; and

          (e) during such 60 day period, the Holders of at least a majority in aggregate principal amount of the Debentures of that series do not give the Trustee a direction inconsistent with the request.

          No one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Debenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 6.7. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision of this Indenture, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of, premium, if any, and (subject to Section 2.2) interest on such Debenture on the respective due dates expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to convert or exchange such Debentures in accordance with its terms, if applicable, and to institute suit for the enforcement of such payment or conversion or exchange, and such right shall not be impaired without the consent of such Holder.

SECTION 6.8.   Collection Suits by the Trustee.

          The Company covenants that if

          (a) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of or premium, if any, on any Debenture on the Stated Maturity Date or Redemption Date thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Debenture, the whole amount then due and payable on such Debenture for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Debenture and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Debenture and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debenture, wherever situated.

          If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Debentures or in aid of the exercise of any power granted herein, or to enforce any other remedy available under this Indenture or by law.

SECTION 6.9.   Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or its properties or assets, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal of and premium, if any, and interest on the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Debentures allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debenture any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article 6, it shall, subject to Article 10, pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.7;

          SECOND: subject to Article XII, to Holders of Debentures in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Debentures for the principal thereof or premium, if any, or interest, if any, thereon ratably, without preference or priority of any kind, according to such amounts due and payable on such Debentures; and

          THIRD:  the balance, if any, to the Company.

          Except as otherwise set forth in the Debentures, the Trustee may fix a Record Date and payment date for any payment to Debentureholders pursuant to this Section.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Debentures pursuant to Section 6.7 or a suit by Holders of Debentures of more than 10% in aggregate principal amount of the outstanding Debentures of any series.

                                  ARTICLE VII

                                  The Trustee

SECTION 7.1.   Duties and Responsibilities of the Trustee.

          (a) If an Event of Default occurs and is continuing with respect to the Debentures of any series, the Trustee shall exercise the rights and powers vested in it by this Indenture with respect to that series and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default with respect to the Debentures of any series, (i) the Trustee need perform only those duties with respect to that series that are specifically set forth in this Indenture or the TIA and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i)   this clause (c) does not limit the effect of Section
          7.1(b);

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction
          (A) received by it pursuant to Section 6.5 or (B) of the Holders of a majority in principal amount of any series of Debentures.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.1 (a), (b), (c) and (e) and Section 7.2.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity reasonably satisfactory to it against any loss, liability or expense (including reasonable counsel fees).

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or indemnity reasonably satisfactory to the Trustee against such risk or liability is not reasonably assured to it.

          (g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money held by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.2.   Rights of the Trustee.

          Subject to Section 7.1:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order (in each case, other than delivery of any Debenture to the Trustee for authentication and delivery pursuant to Section 2.3, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, conclusively rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Debentures of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney at the reasonable cost of the Company;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture; and

          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.3.   Not Responsible for Recitals or Issuances of Debentures.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures. The Trustee shall not be accountable for the Company's use of the proceeds from the Debentures, and the Trustee shall not be responsible for any statement in this Indenture or the Debentures or any report or certificate issued by the Company hereunder or any registration statement relating to the Debentures (other than the Trustee's Certificate of Authentication and the Trustee's Statement of Eligibility on Form T-1), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.4.   May Hold Debentures.

          The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to TIA Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 7.5.   Notice of Defaults.

          If a Default or Event of Default occurs and is continuing with respect to the Debentures of any series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Debenture of that series notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default described in Section 6.1(a) or (b), the Trustee may withhold such notice if and so long, as a committee of Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Debentures of that series. The Trustee shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge of the Default. The second sentence of this Section shall be in lieu of the proviso to TIA Section 315(b). Said proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.6.   Reports by Trustee to Holders.

          Within 60 days after each [.], beginning with the [.] next following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to each Debentureholder, and such other holders that have submitted their names to the Trustee for such purpose, a brief report dated as of such [.] in accordance with and to the extent required under TIA Section 313.

          A copy of each report at the time of its mailing to Debentureholders shall be filed with the Company, the SEC and any securities exchange on which the Debentures are listed in accordance with TIA Section 313(d). The Company agrees to promptly notify the Trustee whenever the Debentures become listed on any securities exchange and of any delisting thereof.

SECTION 7.7.   Compensation and Indemnity.

          The Company covenants and agrees:

          (a) to pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, and advances of its agents and counsel), including all reasonable expenses and advances incurred or made by the Trustee in connection with any Default or Event of Default or any membership on any creditors' committee, except any such expense or advance as may be attributable to its negligence, willful misconduct or bad faith; and

          (c) to the fullest extent permitted by law, to indemnify each of the Trustee, or any predecessor Trustee, its officers, employees, directors, shareholders and agents, for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or any predecessor Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          Before, after or during an Event of Default with respect to the Debentures of a series, the Trustee shall have a claim and lien prior to the Debentures of that series as to all property and funds held by it hereunder for any amount owing it for its fees and expenses or any predecessor Trustee pursuant to this Section, except with respect to funds held by the Trustee or any Paying Agent in trust for the payment of principal of or premium, if any, or interest on Debentures pursuant to Section 2.5 or Section 8.1.

          The Company's payment and indemnity obligations pursuant to this Section are not subject to Article 10 of this Indenture and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.1(d) or (e), the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8.   Eligibility; Disqualification.

          (a) The Trustee shall at all times satisfy the requirements of the TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee (or any Affiliate thereof which has unconditionally guaranteed the obligations of the Trustee hereunder) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          (b) The Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) and the Trustee's Statement of Eligibility on Form T-1 shall be deemed incorporated herein.

SECTION 7.9.      Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.10.

          (b) The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee in accordance with Section 7.10. If the instrument of acceptance by a successor Trustee required by Section 7.10 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

          (c) If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the TIA, with respect to the Debentures of any series, it shall, within 90 days after ascertaining it has such conflicting interest, either eliminate the conflicting interest or resign with respect to the Debentures of that series in the manner set forth in this Section.

          (d) The Trustee may be removed at any time with respect to the Debentures of any series by Act of the Holders of at least a majority in principal amount of the outstanding Debentures of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

          (e)  If at any time:

               (i) the Trustee shall fail to comply with clause (c) of this Section after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months, or

               (ii) the Trustee shall cease to be eligible under Section 7.8(a) and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by a Board Resolution may remove the Trustee with respect to all Debentures, or (2) subject to Section 6.11, any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures of such series and the appointment of a successor Trustee or Trustees.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debentures of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debentures of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debentures of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debentures of any particular series) and shall comply with the applicable requirements of Section
7.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures of any series shall be appointed by Act of the Holders of at least a majority in principal amount of the outstanding Debentures of such series, notice of such appointment shall be delivered to the Company and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.10, become the successor Trustee with respect to the Debentures of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures of any series shall have been so appointed by the Company or the Holders of Debentures and accepted appointment in the manner required by Section 7.10, any Holder of a Debenture who has been a bona fide Holder of a Debenture of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

          (g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures of any series and each appointment of a successor Trustee with respect to the Debentures of any series in the manner provided in Section 13.2. Each notice shall include the name of the successor Trustee with respect to the Debentures of such series and the address of its Corporate Trust Office.

SECTION 7.10.  Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and deeds of the Trustee with respect to the Debentures of that or those series which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.11.  Successor Trustee by Merger.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                                 ARTICLE VIII

            Satisfaction and Discharge of Indenture; Unclaimed Moneys

SECTION 8.1.   Satisfaction and Discharge of Indenture.

     Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Debentures as specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

     (a)  either

          (ii) all Debentures of such series theretofore authenticated and delivered (other than (1) Debentures of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8, and (2) Debentures of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.4) have been delivered to the Trustee for cancellation; or

          (iii) all Debentures of such series not theretofore delivered to the Trustee for cancellation

                 (1)  have become due and payable, or

                 (2) will become due and payable at their stated maturity within one year, or

                 (3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, (a) cash (which may be held in an interest bearing account insured by the Federal Deposit Insurance Corporation) in an amount, or (b) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (c) a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, including the principal of, and premium, if any, and interest on such Debentures, to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity Date or Redemption Date thereof, as the case may be; and

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the outstanding Debentures of such series.

          In the event there are Debentures of two or more series outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Debentures of such series as to which it is Trustee and if the other conditions thereto are met.

          Notwithstanding the satisfaction and discharge of this Indenture, with respect to any series of Debentures, the obligations of the Company to the Trustee under Section 7.7 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the following obligations of the Company and the Trustee with respect to the Debentures of such series, shall survive: (i) the rights of registration of transfer and exchange of Debentures of such series, (ii) the replacement of apparently mutilated, defaced, destroyed, lost or stolen Debentures of such series, (iii) the rights of the Holders of the Debentures of such series to receive payments of the principal of, premium, if any, and interest on the Debentures of such series, (iv) the rights of the Holders of the Debentures of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (v) the obligation of the Company to maintain an Office or Agency for payments on and registration of transfer of the Debentures of such series, (vi) the rights, obligations and immunities of the Trustee hereunder, and (vii) any rights to convert or exchange the Debentures of such series into other securities or rights in accordance with their terms. Funds held in trust pursuant to this Section are not subject to the provisions of Article XII.

SECTION 8.2.   Application by Trustee of Funds Deposited for Payment of
               Debentures.

     Subject to Section 8.4, all moneys deposited with the Trustee pursuant to
Section 8.1 and in accordance with the provisions of Article XII with respect to the Debentures of any series shall be held in trust for the sole benefit of the Holders of the Debentures of such series and not be subject to the subordination provisions of Article XII, and such moneys shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the Debentures of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Debentures outstanding hereunder.

SECTION 8.3.   Repayment of Moneys Held by Paying Agent.

     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 8.4. Return of Moneys Held by the Trustee and Paying Agent Unclaimed for Two Years.

     Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of and premium, if any, or interest on the Debentures of any series and not applied but remaining unclaimed for two years after the date when such principal, premium, if any, or interest shall have become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holders of such Debentures shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect as a general unsecured creditor, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

                                  ARTICLE IX

                             Supplemental Indentures

SECTION 9.1.   Supplemental Indentures Without Consent of Holders.

          From time to time, when authorized by a resolution of the Board of Directors, the Company and the Trustee, without notice to or the consent of any Holders of the Debentures, may amend or supplement this Indenture:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Debentures; or

          (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debentures (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; provided, however, that in respect of any such additional covenant, restriction or condition on the Company, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; or

          (c) to add any additional Events of Default with respect to all or any series of Debentures (as shall be specified in such supplemental indenture); or

          (d) to change or eliminate any of the provisions of this Indenture, provided, that any such change or elimination shall become effective only when there is no Debenture outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (e) to establish the form or terms of Debentures of any series as permitted by Section 2.1 or, in lieu of any such supplemental indenture, the Company may provide the Trustee with an Officer's Certificate with respect to the form or terms of such Debentures; or

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures of one or more series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

          (g) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture or under any supplemental indenture, which shall not adversely affect the interests of the Holders of Debentures of any series then outstanding in any material respect; or

          (h) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Debentures as herein set forth; or

          (i) to comply with requirements of the SEC in order to effect or maintain qualification of this Indenture under the TIA; or

          (j) subject to Section 12.12, to make any change in Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness under such Article; or

          (k) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debentures provided that any such action shall not adversely affect the interests of any Holder of a Debenture of such series or any other Debenture in any material respect.

SECTION 9.2.   Supplemental Indentures with Consent of Holders.

     The Company and the Trustee may amend this Indenture in any manner not permitted by Section 9.1 or may waive future compliance by the Company with any provisions of this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby then outstanding. However, such an amendment or waiver may not, without the consent of each Holder of any Debenture affected thereby:

          (a)  reduce the principal amount of such Debentures;

          (b) reduce the percentage of the principal amount of such Debentures the Holders of which must consent to an amendment of this Indenture or a waiver;

          (c) change (i) the stated maturity of the principal of or the interest on such Debentures, except in connection with any Deferral Period,
     (ii) the rate of interest (or the manner of calculation thereof) on such Debentures, or (iii) the duration of the maximum consecutive period that payments of interest on such Debentures may be deferred;

          (d) change adversely to the Holders the redemption, conversion or exchange provisions applicable to such Debentures, if any;

          (e) change the currency in respect of which the payments on such Debentures are to be made;

          (f) make any change in Article 10 that adversely affects the rights of the Holders of the Debentures or any change to any other Section hereof that adversely affects their rights under Article 10;

          (g)  change Section 6.7; or

          (h) modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

          It shall not be necessary for the consent of the Holders of Debentures under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

          If certain Holders agree to defer or waive certain obligations of the Company hereunder with respect to Debentures held by them, such deferral or waiver shall not affect the rights of any other Holder to receive the payment or performance required hereunder in a timely manner.

          After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or waiver.

SECTION 9.3.   Compliance with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

SECTION 9.4.   Revocation and Effect of Consents, Waivers and Actions.

          Until an amendment, supplement, waiver or other action by Holders becomes effective, a consent, waiver or any other action by a Holder of a Debenture hereunder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same obligation as the consenting Holder's Debenture, even if notation of the consent, waiver or action is not made on such Debenture. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of such Debentures then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder of the Debentures of the related series, except as provided in Section 9.2.

     The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Persons entitled to consent to any amendment or waiver. If a Record Date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, only Holders of Debentures on such Record Date or their duly designated proxies, and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

SECTION 9.5.   Notation on or Exchange of Debentures.

     Debentures of the related series authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this
Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified to conform to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Debentures.

     Failure to make the appropriate notification or issue a new Debenture shall not affect the validity and effect of such supplemental indenture.

SECTION 9.6.   Execution of Supplemental Indentures.

     The Trustee shall execute any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, execute it. In executing such supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.7.   Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Debentures of the related series theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.

                                   ARTICLE X

                                  Sinking Funds

SECTION 10.1.  Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Debentures of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Debenture of such series issued pursuant to this Indenture.

     The minimum amount of any sinking fund payment provided for by the terms of Debentures of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Debentures of such series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Debentures of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 10.2. Each sinking fund payment shall be applied to the redemption of Debentures of any series as provided for by the terms of Debentures of such series and this Indenture.

SECTION 10.2.  Satisfaction of Sinking Fund Payments with Debentures.

     The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Debentures of any series to be made pursuant to the terms of such Debentures (a) deliver outstanding Debentures of such series (other than any of such Debentures previously called for redemption or any of such Debentures in respect of which cash shall have been released to the Company), and (b) apply as a credit Debentures of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Debentures or through the application of permitted optional sinking fund payments pursuant to the terms of such Debentures, provided that such series of Debentures have not been previously so credited. Such Debentures shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debentures for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Debentures of any series in lieu of cash payments pursuant to this Section, the principal amount of Debentures of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Debentures of such series for redemption, except upon a Company Order, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment on Debentures of such series, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Debentures of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

SECTION 10.3.  Redemption of Debentures for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Debentures, the Company shall deliver to the Trustee an Officer's Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Debentures of that series pursuant to Section 10.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Debentures to be so credited and not theretofore delivered. If such Officer's Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debentures to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Sections 3.4 and 3.6.

                                  ARTICLE XI

                          Meetings of Debentureholders

SECTION 11.1.  Purposes for Which Meetings May Be Called.

     A meeting of Holders of Debentures of any series may be called at any time and from time to time pursuant to this Article 11 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debentures of such series.

SECTION 11.2.  Call, Notice and Place of Meetings.

     (a) The Trustee may at any time call a meeting of Holders of Debentures of any series for any purpose specified in Section 11.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in such other place as the Trustee shall determine. Notice of every meeting of Holders of Debentures of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 13.2, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, by or pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the outstanding Debentures of any series shall have requested the Trustee to call a meeting of the Holders of Debentures of such series for any purpose specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the

Company or the Holders of Debentures of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

SECTION 11.3.  Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders of Debentures of any series, a Person shall be (a) a Holder of one or more outstanding Debentures of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Debentures of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debentures of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 11.4.  Quorum; Action.

     The Persons entitled to vote at least a majority in principal amount of the outstanding Debentures of a series shall constitute a quorum for a meeting of Holders of Debentures of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of more than a majority in principal amount of the outstanding Debentures of a series, the Persons entitled to vote such percentage in principal amount of the outstanding Debentures of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Debentures of such series which shall constitute a quorum.

     Except as may be limited by Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of at least a majority in principal amount of the outstanding Debentures of that series; provided, however, that, except as may be limited by Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture or any supplemental indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of the outstanding Debentures of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Debentures of such series.

     Any resolution passed or decision taken at any meeting of Holders of Debentures of any series duly held in accordance with this Section shall be binding on all the Holders of Debentures of such series, whether or not such Holders were present or represented at the meeting.

SECTION 11.5.  Determination of Voting Rights; Conduct and Adjournment of
               Meetings.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures of a series in regard to proof of the holding of Debentures of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 1.5 and the appointment of any proxy shall be proved in the manner specified in Section 1.5. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.5 or other proof.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debentures as provided in Section 11.2(b), in which case the Company or the Holders of Debentures of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote at least a majority in principal amount of the outstanding Debentures of such series represented at the meeting.

     (c) At any meeting each Holder of a Debenture of such series or proxy shall be entitled to one vote for each $25 principal amount of the outstanding Debentures of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture of such series or proxy.

     (d) Any meeting of Holders of Debentures of any series duly called pursuant to Section 11.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote at least a majority in principal amount of the outstanding Debentures of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 11.6.  Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders of Debentures of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures of such series or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Debentures of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2 and, if applicable, Section 11.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE XII
                          Subordination of Debentures

SECTION 12.1.  Debentures Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of a Debenture, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article VIII), the indebtedness represented by the Debentures and the payment of the principal of, or premium, if any, or interest (including Defaulted Interest, if any) on, each and all of the Debentures (including, but not limited to, the Redemption Price with respect to the Debentures to be called for redemption in accordance with Article III), are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 12.2.  No Payment in Certain Circumstances, Payment over of Proceeds upon Dissolution, Etc.

     No payment shall be made with respect to the principal of, or premium, if any, or interest (including Defaulted Interest, if any) on the Debentures (including, but not limited to, the Redemption Price with respect to the Debentures to be called for redemption in accordance with Article III), except payments and distributions made by the Trustee as permitted by Section 12.9, if:

          (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Indebtedness occurs and is continuing (or, in the case of Senior

Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness) unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii) any other event of default occurs and is continuing with respect to Designated Senior Indebtedness that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or holder of Designated Senior Indebtedness or the Company.

     If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Company may and shall resume payments on and distributions in respect of the Debentures upon the earlier of:

     (a) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

     (b) in the case of a default referred to in clause (ii) above, the date upon which the default is cured or waived or ceases to exist or 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 12 otherwise prohibits the payment or distribution at the time of such payment or distribution.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness in cash before the Holders of the Debentures are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Debentures or on account of the purchase, redemption or other acquisition of Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Debentures in any such case, proceeding, dissolution, liquidation or other winding up or event.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     For purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which shares of stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article V shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article V.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company, in the case of the Trustee, or the Trustee, in the case of such Holder.

SECTION 12.3. Prior Payment to Senior Indebtedness upon Acceleration of the Debentures.

     In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of, premium, if any, or interest on the Debentures (including, but not limited to, the Redemption Price with respect to the Debentures called for redemption in accordance with Article III), except payments and distributions made by the Trustee as permitted by Section 12.9, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 12.4.  Payment Permitted If No Default.

     Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 12.2, or during the circumstances referred to in the first paragraph of Section 12.2, or under the conditions described in Section 12.3, from making payments at any time of principal of (and premium, if any) or interest on the Debentures, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 12.5.  Subrogation to Rights of Holders of Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 12.6.  Provisions Solely to Define Relative Rights.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; (ii) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness; or (iii) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 12.7.  Trustee to Effectuate Subordination.

     Each Holder of a Debenture by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 12.8.  No Waiver of Subordination Provisions.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.9.  Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Representative or a holder of Senior Indebtedness (including, without limitation, a holder of Designated Senior Indebtedness) and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.9 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including Defaulted Interest, if any) on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date.

     Notwithstanding anything in this Article XII to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 8.1, and any such payment shall not be subject to the provisions of Section 12.2 or 12.3.

     Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative or a holder of Senior Indebtedness (including, without limitation, a holder of Designated Senior Indebtedness) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness (including, without limitation, a holder of Designated Senior Indebtedness). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 12.11. Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 12.12. Reliance by Holders of Senior Indebtedness on Subordination
               Provisions.

     Each Holder by accepting a Debenture acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders of Senior Indebtedness unless such holders shall have agreed in writing thereto.

SECTION 12.13. Rights of Trustee as Holder of Senior Indebtedness; Preservation
               of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 12.14. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that
Section 12.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                 ARTICLE XIII
                                 Miscellaneous

SECTION 13.1.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, they are, expressly excluded from this Indenture, as permitted by the TIA.

SECTION 13.2.  Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered in person, by first-class mail, postage prepaid, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

     if to the Company:

     Anthem, Inc.
     120 Monument Circle
     Indianapolis, Indiana 46204
     Attention:
     Fax:

     with a copy to:

     Baker & Daniels
     Suite 2700
     300 North Meridian Street
     Indianapolis, Indiana 46204
     Attention:
     Fax:

     if to the Trustee:



     Attention:
     Fax:

     with a copy to:


     Attention:
     Fax:

     The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications.

     Any notice or communication given to a Debentureholder shall be mailed or delivered to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed. Any notice or communication shall also be so mailed to any person described in TIA Section 313(c) to the extent required by the TIA.

     Failure to give a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not received by the addressee.

     Any notice or communication to the Trustee shall be deemed to have been duly given when received by the Corporate Trust Office of the Trustee.

     If the Company gives a notice or communication to the Debentureholders, it shall deliver a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 13.3.  Communication by Holders with Other Holders.

     Debentureholders may communicate pursuant to Section 312(b) of the TIA with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection under Section 312(c) of the TIA.

SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officer's Certificate (complying with Section 13.5) stating that, in the opinion of such Officer, all conditions precedent to the taking of such action have been complied with; and

     (b) if applicable, an Opinion of Counsel (complying with Section 13.5) stating that, in the opinion of such counsel all such conditions precedent to the taking of such action have been complied with.

SECTION 13.5.  Statements Required in Certificate or Opinion.

     Each Officer's Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

     (a) a statement that each Person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

     (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 13.6.  Severability Clause.

     If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.7.  Rules by Trustee, Paying Agent and Registrar.

     The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 13.8.  Legal Holidays.

     A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action to be taken on such date shall be taken on the next succeeding day that is not a Legal Holiday, and if such action is a payment in respect of the Debentures, unless other wise specified pursuant to Section 2.1 no principal, premium, if any, or interest shall accrue in respect of such payment for the intervening period.

SECTION 13.9.  Governing Law.

     THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 13.10. No Recourse Against Others.

     No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance and sale of the Debentures.

SECTION 13.11. Successors and Assigns.

     All agreements of the Company in this Indenture and Debentures shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.12. Counterparts.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Indenture.

SECTION 13.13. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.14. Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.15. Benefits of the Indenture.

     Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 [remainder of page intentionally left blank]

                                  SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                         ANTHEM, INC.,
                                           as Issuer

                                         By: ___________________________
                                             Name:
                                             Title:


Attest:


_____________________


                                         ___________,
                                          as Trustee

                                         By: ___________________________
                                             Name:
                                             Title:

Attest:


_____________________

State of                   )
                           )  ss.:
County of                  )


          On the .... day of ..........., 2001, before me personally came
 ..........................., to me known, who, being by me duly sworn, did depose and say that he is .................... of Anthem, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                               ...............................

State of                   )
                           )  ss.:
County of                  )


          On the .... day of ..........., 2001, before me personally came
 ..........................., to me known, who, being by me duly sworn, did depose and say that he is .................... of ...................., one of
the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                               ...............................